Exhibit 99.4

Capitalized terms used herein that are not defined have meanings set forth in Exhibit 99.1 to Wolverine World Wide, Inc.’s Current Report on Form 8-K filed on September 24, 2012.

Unaudited pro forma consolidated condensed

financial information

We present the unaudited pro forma consolidated condensed financial information below for informational purposes only. Such information is preliminary and based on currently available information and assumptions that we believe are reasonable.

We have prepared the following unaudited pro forma consolidated condensed financial statements:

•	Unaudited Pro Forma Consolidated Condensed Balance Sheet as of June 16, 2012;

•	Unaudited Pro Forma Consolidated Condensed Statement of Operations for the 52 weeks ended June 16, 2012;

•	Unaudited Pro Forma Consolidated Condensed Statement of Operations for the 24 weeks ended June 16, 2012;

•	Unaudited Pro Forma Consolidated Condensed Statement of Operations for the 52 weeks December 31, 2011; and

•	Unaudited Pro Forma Consolidated Condensed Statement of Operations for the 24 weeks June 18, 2011.

The unaudited pro forma consolidated condensed balance sheet as of June 16, 2012 is presented as if the Transactions had occurred on June 16, 2012. The unaudited pro forma consolidated condensed statements of operations are presented as if the Transactions had occurred on January 2, 2011, which is the first day of Wolverine’s fiscal year ended December 31, 2011. The unaudited pro forma consolidated condensed statement of operations for the 52 weeks ended June 16, 2012 has been derived by taking the unaudited pro forma consolidated condensed statement of operations for the 24 weeks ended June 16, 2012, adding the unaudited pro forma consolidated condensed statement of operations for the 52 weeks ended December 31, 2011 and subtracting the unaudited pro forma consolidated condensed statement of operations for the 24 weeks ended June 18, 2011.

The historical combined financial information has been adjusted in the unaudited pro forma consolidated condensed financial statements to give effect to pro forma events that are (1) directly attributable to the Transactions, (2) factually supportable and (3) with respect to the statements of operations, expected to have a continuing impact on the combined financial results. The unaudited pro forma consolidated condensed financial information should be read in conjunction with the accompanying notes to the unaudited pro forma consolidated condensed financial statements. In addition, the unaudited pro forma consolidated condensed financial information was based on and should be read in conjunction with the:

•

separate audited historical consolidated financial statements of Wolverine as of and for the 52 weeks ended December 31, 2011 and the related notes incorporated by reference in this offering memorandum;

•

separate unaudited historical consolidated financial statements of Wolverine as of and for the 24 weeks ended June 16, 2012 and June 18, 2011 and the related notes incorporated by reference in this offering memorandum;

•	separate audited historical combined financial statements of PLG as of and for the fiscal year ended January 28, 2012 and the related notes included in this offering memorandum; and

•	separate unaudited historical combined financial statements of PLG as of and for the 26 weeks ended July 28, 2012 and July 30, 2011 and the related notes included in this offering memorandum.

All pro forma consolidated condensed financial statements use Wolverine’s period-end dates and no adjustments were made to PLG’s reported information for its different period-end dates.

The unaudited pro forma consolidated condensed financial statements were prepared using the purchase method of accounting. Wolverine has been treated as the purchaser for accounting purposes. The purchase accounting related to this unaudited pro forma information is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. The pro forma adjustments included have been made solely for the purposes of providing unaudited pro forma consolidated condensed financial information. Differences between the estimates reflected in this unaudited pro forma information and the final purchase accounting will likely occur, and these differences could have a material impact on the accompanying unaudited pro forma consolidated condensed financial information and the combined company’s future consolidated financial position or results of operations.

Our allocation of the purchase price is pending completion of several elements, as mentioned above, including the finalization of independent valuations to determine the fair values of the assets acquired and liabilities assumed. Given the preliminary state of the independent valuation work, certain estimates and assumptions have been made in the development of fair value information pertaining to certain assets acquired and liabilities assumed, as described in the notes to the unaudited pro forma consolidated condensed financial statements. The final determination of the purchase price, fair values, goodwill and adjustments affecting pro forma operating results may differ significantly from what is reflected in these unaudited pro forma consolidated condensed financial statements.

The pro forma financial information is presented for informational purposes only and is not indicative of what our combined consolidated financial position or results of operations actually would have been had the Acquisition closed at the dates indicated above. In addition, the unaudited pro forma consolidated condensed financial information does not purport to project the future consolidated financial position or results of operations of the combined company. We cannot assure you that the assumptions used by our management for the preparation of the unaudited pro forma financial information, which management believes are reasonable, will prove to be accurate.

Also, the unaudited pro forma consolidated condensed financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the Acquisition, the costs to integrate the operations of PLG or the costs necessary to achieve these cost savings, operating synergies or revenue enhancements.

There were no material transactions between Wolverine and PLG during the periods presented in the unaudited pro forma consolidated condensed financial statements that would need to be eliminated.

Wolverine World Wide, Inc.

Unaudited pro forma consolidated condensed balance sheet

As of June 16, 2012

	As reported		Pro forma adjustments	Notes	Pro forma combined
	Wolverine	PLG

(In thousands)
ASSETS

Current assets:
Cash and cash equivalents	$156,627	$8,904	$(65,909)	A	$99,622
Accounts receivable, net	235,170	165,788	—		400,958
Inventories	243,912	188,960	—	B	432,872
Deferred income taxes	10,452	3,836	—		14,288
Prepaid expenses and other current assets	29,163	21,170	—		50,333

Total current assets	675,324	388,658	(65,909)		1,012,873

Property, plant and equipment, net	75,809	65,003	16,772	C	157,584
Goodwill	39,064	239,603	145,614	D	424,281
Other Intangible Assets	17,558	295,413	627,091	E	940,062
Cash surrender value of life insurance	39,383	—	—		39,383
Deferred income taxes	41,989	152	—		42,141
Other	3,194	14,979	29,700	F	47,873

Total assets	$892,321	$1,003,808	$753,268		$2,649,397

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$60,797	$111,579	$—		$172,376
Accrued salaries and wages	15,333	17,366	—		32,699
Income taxes	4,366	—	—		4,366
Taxes, other than income taxes	7,721	—	—		7,721
Other accrued liabilities	42,108	14,545	(442)	G	56,211
Accrued pension liabilities	2,151	—	—		2,151
Current maturities of long-term debt	—	5,058	(5,058)	H	—
Borrowings under revolving credit agreement	28,000	—	(28,000)	I	—

Total current liabilities	160,476	148,548	(33,500)		275,524
Long-term debt, less current maturities	—	476,741	798,259	J	1,275,000
Deferred compensation	3,856	—	—		3,856
Deferred income taxes		115,048	235,009	K	350,057
Accrued pension liability	89,295	—	—		89,295
Other liabilities	10,083	50,079	—		60,162

Total liabilities	263,710	790,416	999,768		2,053,894
Total stockholders’ equity	628,611	213,392	(246,500)	L	595,503

Total liabilities and stockholders’ equity	$892,321	$1,003,808	$753,268		$2,649,397

Wolverine World Wide, Inc.

Unaudited pro forma consolidated condensed statement of operations

52 week period ended June 16, 2012

	As reported		Pro forma adjustments	Notes	Pro forma combined
	Wolverine	PLG

(In thousands)
Total net revenue	$1,403,582	$1,061,988	$—		$2,465,570
Cost of sales	856,484	758,411	—		1,614,895

Gross profit	547,098	303,577	—		850,675
Selling, general and administrative expenses	399,905	249,873
Costs associated with PLG acquisition		—	(4,919)	M
New intangible amortization expense		—	18,599	N
Prior intangible amortization expense		—	(7,885)	O
Step-up depreciation expense		—	3,713	P	659,286

Operating profit	147,193	53,704	(9,508)		191,389
Interest expense	1,747	19,997	39,198	Q	60,942
Interest income	(328)	(158)	—		(486)
Other expense (income)	1,504	—	—		1,504

Earnings before income taxes	144,270	33,865	(48,706)		129,429
Income taxes	29,332	366	(17,973)	R	11,725

Net earnings	114,938	33,499	(30,733)		117,704
Net loss attributable to non-controlling interests	(184)	—	—		(184)

Net earnings attributable to Wolverine World Wide, Inc.	$115,122	$33,499	$(30,733)		$117,888

Wolverine World Wide, Inc.

Unaudited pro forma consolidated condensed statement of operations

24 week period ended June 16, 2012

	As reported		Pro forma adjustments	Notes	Pro forma combined
	Wolverine	PLG

(In thousands)
Total net revenue	$635,526	$586,569	$—		$1,222,095
Cost of sales	385,264	410,209	—		795,473

Gross profit	250,262	176,360	—		426,622
Selling, general and administrative expenses	190,451	133,917
Costs associated with PLG acquisition			(4,919)	M
New intangible amortization expense			9,299	N
Prior intangible amortization expense			(3,519)	O
Step-up depreciation expense			1,856	P	327,085

Operating profit	59,811	42,443	(2,717)		99,537
Interest expense	814	9,299	19,712	Q	29,825
Interest income	(66)	(114)	—		(180)
Other expense (income)	1,614	—	—		1,614

Earnings before income taxes	57,449	33,258	(22,429)		68,278
Income taxes	5,955	2,908	(8,277)	R	586

Net earnings	51,494	30,350	(14,152)		67,692
Net loss attributable to non-controlling interests	(184)	—	—		(184)

Net earnings attributable to Wolverine World Wide, Inc.	$51,678	$30,350	$(14,152)		$67,876

Wolverine World Wide, Inc.

Unaudited pro forma consolidated condensed statement of operations

Fiscal year ended December 31, 2011

	As reported		Pro forma adjustments	Notes	Pro forma combined
	Wolverine	PLG

(In thousands)
Total net revenue	$1,409,068	$1,019,254	$—		$2,428,322
Cost of sales	852,316	756,736	—		1,609,052

Gross profit	556,752	262,518	—		819,270
Selling, general and administrative expenses	386,534	239,397
New intangible amortization expense			23,959	N
Prior intangible amortization expense			(8,771)	O
Step-up depreciation expense			3,713	P	644,832

Operating profit	170,218	23,121	(18,901)		174,438
Interest expense	1,395	23,073	37,345	Q	61,813
Interest income	(370)	(44)	—		(414)
Other expense (income)	283	—	—		283

Earnings before income taxes	168,910	92	(56,246)		112,756
Income taxes	45,623	(7,403)	(20,753)	R	17,467

Net earnings	123,287	7,495	(35,493)		95,289
Net loss attributable to non-controlling interests	—	—	—		—

Net earnings attributable to Wolverine World Wide, Inc.	$123,287	$7,495	$(35,493)		$95,289

Wolverine World Wide, Inc.

Unaudited pro forma consolidated condensed statement of operations

24 week period ended June 18, 2011

	As reported		Pro forma adjustments	Notes	Pro forma combined
	Wolverine	PLG

(In thousands)
Total net revenue	$641,012	$543,836	—		$1,184,848
Cost of sales	381,096	408,535	—		789,631

Gross profit	259,916	135,301	—		395,217
Selling, general and administrative expenses	177,080	123,441		N
New intangible amortization expense			14,659
Prior intangible amortization expense			(4,405)	O
Step-up depreciation expense			1,856	P	312,631

Operating profit	82,836	11,860	(12,110)		82,586
Interest expense	462	12,375	17,859	Q	30,696
Interest income	(108)	—	—		(108)
Other expense (income)	393	—	—		393

Earnings before income taxes	82,089	(515)	(29,969)		51,605
Income taxes	22,246	(4,861)	(11,057)	R	6,328

Net earnings	59,843	4,346	(18,912)		45,277
Net loss attributable to non-controlling interests	—	—	—		—

Net earnings attributable to Wolverine World Wide, Inc.	$59,843	$4,346	$(18,912)		$45,277

Notes to the unaudited pro forma consolidated

condensed financial statements

1. Basis of presentation

The accompanying unaudited pro forma consolidated condensed financial statements are based on the historical financial information of Wolverine and PLG after giving effect to the Acquisition of PLG by Wolverine using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

Upon consummation of the Acquisition, Wolverine will review PLG’s accounting policies. As a result of that review, it may become necessary to harmonize the combined company’s financial statements to conform to those accounting policies that are determined to be more appropriate for the combined company. The unaudited pro forma consolidated condensed financial statements do not assume any differences in accounting policies.

The unaudited pro forma consolidated condensed balance sheet combines the historical results for Wolverine and PLG as of June 16, 2012 and includes pro forma adjustments as if the Acquisition closed on June 16, 2012. The unaudited pro forma consolidated condensed statements of operations combine the historical results for Wolverine and PLG for the 24 week period ended June 16, 2012 and for the 52 week period ended December 31, 2011 and include pro forma adjustments as if the Acquisition closed on January 2, 2011, which is the first day of Wolverine’s fiscal year ended December 31, 2011. The unaudited pro forma consolidated condensed statement of operations for the 52 week period ended June 16, 2012 has been derived by taking the unaudited pro forma consolidated condensed statement of operations for the 24 week period ended June 16, 2012, adding the unaudited pro forma consolidated condensed statement of operations for the 52 week period ended December 31, 2011 and subtracting the unaudited pro forma consolidated condensed statement of operations for the 24 week period ended June 18, 2011. See “The Transactions” for information about the terms of the Acquisition Agreement and related transactions. All amounts are approximate due to rounding and all amounts in tables are in millions.

2. Pro forma financial statement adjustments

Balance sheet adjustments

(A)	To reflect the following adjustments to cash and cash equivalents:

(In millions)
Cash consideration for the Acquisition	$(903.4)
Repayment of PLG’s debt[1]	(326.9)
Repayment of Wolverine’s revolver balance	(28.0)
Transaction and other costs[2]	(32.2)
Estimated remaining Wolverine advisory and professional fees directly related to the Acquisition[3]	(11.5)
Net cash received from the borrowings under the senior secured credit facilities and senior notes offered hereby, net of $39.0 of financing related fees[4]	1,236.0

Total Pro Forma Adjustment	$(66.0)

[1]

The repayment of PLG’s debt as reflected in this schedule is based upon the terms of the Acquisition Agreement. The repayment of debt, as discussed in Notes H & J, represents the removal of debt allocated to PLG in the financial statements of PLG.

[2]

There were no transaction costs incurred by PLG. Accordingly, these costs were not reflected as a pro forma adjustment. All transaction costs incurred by the seller were paid by CBI and allocated to buyers in accordance with the Acquisition Agreement.

[3]	Reflects our estimate of remaining financing costs and advisory and professional service fees directly related to the Acquisition.

[4]

Reflects our estimate of fees, expenses and discounts associated with the financing of the Acquisition, including fees paid in connection with our unused financing commitments. Included in the total estimated amount are $32.1 million of capitalized debt issuance costs recorded in other assets, net (see Note F below) and $6.8 million related to unused financing commitments that we will expense (see Note L below).

(B)	A step-up adjustment to inventory carrying value has not been made as we do not expect the amount to be material.

(C)	To reflect the adjustment of historical PLG property, plant and equipment to estimated fair value.

(D)	To reflect the following adjustments to goodwill:

(In millions)
Excess of the purchase price over the fair value of net assets acquired from PLG	$385.2
Elimination of PLG’s historical goodwill balance	(239.6)

Total Pro Forma Adjustment	$145.6

(E)	To reflect the following adjustments to estimated fair value of intangible assets separately identifiable from goodwill as of the acquisition date.

	Estimated Fair Value of Intangible Assets	Estimated Useful Live (Years)

(Dollars in millions)
Other intangible assets acquired:
Tradenames and trademarks	$750.4	Indefinite
Customer relationships	107.2	20
Customer lists	5.4	5
Customer backlog	5.4	0.5
Technology	26.8	4
License agreements	26.8	5
Favorable leases	0.5	5

Total other intangible assets acquired	922.5
Elimination of PLG’s historical intangible assets balance	(295.4)

Total Pro Forma Adjustment	$627.1

(F)	To reflect the following adjustments to other assets:

(In millions)
Capitalized debt issuance costs related to the borrowings under the Term Loan Facilities and the issuance of the senior notes offered hereby	$32.1
Elimination of PLG’s debt issuance costs	(2.4)

Total Pro Forma Adjustment	$29.7

(G)	To reflect the elimination of accrued interest on PLG’s debt.

(H)	To reflect the repayment of PLG’s current portion of long-term debt.

(I)	To reflect the repayment of Wolverine’s revolving line of credit using the proceeds of the new credit facilities.

(J)	To reflect the following adjustments to long-term debt:

(In millions)
Borrowings under the new financing:
Term Loan Facilities:
Term A Facility due 2017	$550.0
Term B Facility due 2019	350.0
Senior notes offered hereby	375.0
Repayment of PLG’s long-term debt	(476.7)

Total Pro Forma Adjustment	$798.3

(K)	To reflect the adjustment to deferred income taxes related to the step-up in fair value of acquired tangible and intangible assets using the prevailing incremental statutory income tax rates for Wolverine.

(L) To reflect the following adjustments to stockholders’ equity:

(In millions)
Elimination of PLG’s historical stockholders’ equity	$(213.4)
Estimated remaining Wolverine advisory and professional fees directly related to the Acquisition	(11.5)
Estimated transaction costs incurred by CBI to be reimbursed by Wolverine	(14.8)
Estimated fees related to unused financing commitments that will be expensed	(6.8)

Total Pro Forma Adjustment	$(246.5)

Statements of operations adjustments

The unaudited pro forma consolidated condensed statements of operations include preliminary adjustments that are expected to have a continuing impact on the combined company’s consolidated financial results and do not reflect any one-time charges that we may record on or following the closing of the acquisition.

(M)	To reflect the elimination of $4.9 million of acquisition related expenses incurred by Wolverine in the second quarter of 2012. As mentioned above, there were no selling expenses incurred by PLG as these costs were paid by CBI.

(N)	To reflect amortization expense related to the estimated fair value of acquired identifiable intangible assets, which are being amortized over their estimated useful lives (see Note E).

(O)	To reflect elimination of historical intangible amortization expense.

(P)	To reflect the additional depreciation as a result of the adjustment of the historical cost of PLG’s property, plant and equipment to their estimated fair values. This adjustment will be depreciated over the corresponding assets’ remaining useful lives.

(Q)	To reflect the following adjustments to interest expense:

	52 Weeks Ended June 16, 2012	24 Weeks Ended June 16, 2012	Year Ended December 31, 2011	24 Weeks Ended June 18, 2011

(In millions)
Total interest expense on new financing[1]	$55.4	$27.2	$56.5	$28.2
Amortization of debt issuance costs on new financing	5.4	2.5	5.4	2.5
Elimination of Wolverine’s interest expense related to revolver borrowings	(1.6)	(0.7)	(1.4)	(0.5)
Elimination of interest expense on PLG debt repaid, including accrued interest and amortization of debt issuance costs	(20.0)	(9.3)	(23.1)	(12.4)

Total Pro Forma Adjustment	$39.2	$19.7	$37.3	$17.9

[1]

Reflects adjustments to interest expense related to borrowings under the New Credit Facility and the notes offered hereby. An upward or downward movement of 0.125% in the estimated interest rate on the notes offered hereby would have the effect of changing interest expense by $1.1 million, $0.6 million, $1.1 million and $0.6 million, respectively.

(R)	To reflect the cumulative tax impact of all the pro forma adjustments on the statements of operations using the prevailing statutory income tax rates for Wolverine and PLG.